UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 07, 2024

Dynavax Technologies Corporation

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-34207	33-0728374
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2100 Powell Street, Suite 720
Emeryville, California		94608
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 510 848-5100

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	DVAX	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

As previously disclosed, on September 17, 2018, Dynavax Technologies Corporation (the “Company”) entered into an Office/Laboratory Lease (“Master Lease”) with Emery Station West, LLC (“Master Landlord”) to lease approximately 75,662 square feet of office/laboratory space located at 5959 Horton Street, Emeryville, California (“Premises”). On July 12, 2019, the Company entered into a Sublease (the “Zymergen Sublease”) with Zymergen Inc. (“Zymergen”), as subtenant, pursuant to which Zymergen subleased the entire Premises from the Company, as sublandlord.

In connection with Zymergen’s filing of a voluntary petition for relief under Chapter 11 of the United States Code on October 3, 2023, the Company, Zymergen and Metagenomi, Inc. (“Metagenomi”) entered into that certain Termination and Release Agreement dated February 22, 2024 (the “Termination Agreement”), pursuant to which the Zymergen Sublease will terminate effective as of the date the conditions precedent set forth in the Termination Agreement have been satisfied. The Termination Agreement was subject to the approval of the United States Bankruptcy Court for the District of Delaware, which was obtained on February 22, 2024.

On March 7, 2024, the Company, as sublandlord, entered into a sublease (the “Sublease”) with Metagenomi, as subtenant, for the Premises. The Sublease was subject to the consent by Master Landlord, which was received on March 7, 2024.

Under the terms of the Sublease, commencing on March 7, 2024, Metagenomi will sublease the Premises from the Company at the initial rental rate of $493,354.08 per month (the “Base Rate”), which Base Rate is subject to fifty percent (50%) abatement through June 30, 2024, as well as scheduled annual increases, all as set forth in the Sublease. Metagenomi is also responsible for certain operating expenses and taxes throughout the term of the Sublease.

The Sublease will continue until March 31, 2031, concurrent with the term of the Company’s Master Lease, unless sooner terminated pursuant to the terms of the Sublease.

The foregoing description of the terms of the Sublease does not purport to be complete and is qualified in its entirety by reference to the Sublease, which will be filed with the Company’s Quarterly Report on Form 10-Q for the period ending on March 31, 2024.

Item 1.02 Termination of a Material Definitive Agreement.

The information set forth in Item 1.01 with respect to the Termination Agreement is incorporated by reference into this Item 1.02.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dynavax Technologies Corporation

Date:	March 12, 2024	By:	/s/ Kelly MacDonald
Kelly MacDonald Senior Vice President, CFO